UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
VIA NET.WORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

IMPORTANT MESSAGE-YOUR VOTE IS REQUESTED

        As you have been previously notified, the Special and Annual Shareholder Meeting of VIA NET.WORKS, Inc. has been postponed to permit further solicitation of votes. Our records indicate that you have not yet voted. The new meeting date is scheduled for July 22nd, and your vote is critical, so PLEASE VOTE TODAY!

        Based on proxies submitted to date, the proposals for the Sale Agreement and the Plan of Dissolution have received the overwhelming support of the shareholders who have voted, but only approximately 40% of our outstanding voting shares have been voted to date.

TIME IS SHORT!

        VIA NET.WORKS continues to lose money and suffer liquidity problems. The Asset Sale and the Plan of Dissolution proposals provide, in the view of your Board of Directors the only realistic opportunity for shareholders to receive a final distribution for their interest in the Company's shares. If shareholders fail to approve both proposals, our company will not have the funds to continue as a going concern and will be left with few alternatives, none of which, in your board's view, will be more beneficial to shareholders then the Asset Sale and Dissolution.

Please Save Your Company the Expense of Future Solicitations by Voting Today.

        The Asset Sale and Plan of Dissolution Proposals require a majority of the outstanding shares for approval. Therefore, no matter how many shares you own, your vote is extremely important—Please vote immediately.

        You may use one of the following simple methods for promptly providing your voting instructions:

        1.    Vote by Telephone.    Call toll-free (800) 454-8683. Have your 12-digit control number listed on the proxy ballot ready and follow the simple instructions.

        2.    Vote by Internet.    Go to the website www.proxyvote.com. Have your 12-digit control number listed on the proxy card ready and follow the online instructions.

        3.    Vote by Mail.    Sign, date and return your proxy card in the postage-paid return envelope provided.

        Thank you for your prompt cooperation.

        If you have any questions, or need assistance, please contact D.F. King & Co., Inc., which is assisting your Company, at (800) 488-8075 (toll-free) or (212) 269-5550 (collect).